Exhibit 10.2

Execution Version

TWELFTH AMENDMENT TO CREDIT AGREEMENT

This TWELFTH AMENDMENT TO CREDIT AGREEMENT, dated as of April 16, 2024 (this “Amendment”), is by and among Bank of America, N.A., in its capacity as administrative agent and collateral agent for the Lenders, pursuant to the Existing Credit Agreement defined below (in such capacity, the “Administrative Agent”), the Lenders party hereto, Barnes & Noble Education, Inc., a Delaware corporation (the “Lead Borrower”), the other borrowers party hereto (collectively with the Lead Borrower, the “Borrowers”) and the other parties party hereto as “Guarantors” (collectively with the Borrowers, the “Loan Parties”). References herein to a Lender shall be deemed to include each such Lender in its capacity as an LC Issuer and/or the Swing Line Lender.

W I T N E S E T H :

WHEREAS, the Administrative Agent, certain financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and/or as agents, the Borrowers and the Guarantors are parties to that certain Credit Agreement, dated August 3, 2015 (as amended by that certain First Amendment to Credit Agreement, dated as of February 27, 2017, that certain Second Amendment, Waiver and Consent to Credit Agreement, dated as of March 1, 2019, that certain Third Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement, dated as of March 31, 2021, that certain Fourth Amendment to Credit Agreement, dated as of March 7, 2022, that certain Fifth Amendment to Credit Agreement, dated as of June 7, 2022, that certain Sixth Amendment to Credit Agreement, dated as of March 8, 2023, that certain Seventh Amendment to Credit Agreement, dated as of May 24, 2023, that certain Eighth Amendment to Credit Agreement, dated as of July 28, 2023, that certain Ninth Amendment to Credit Agreement, dated as of October 10, 2023, that certain Tenth Amendment to Credit Agreement, dated as of December 12, 2023, that certain Eleventh Amendment to Credit Agreement, dated as of March 12, 2024 and as further amended, restated, amended and restated, supplemented or modified prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Existing Credit Agreement, as modified by this Amendment (the “Amended Credit Agreement”).

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to make certain amendments to the Existing Credit Agreement, as more specifically set forth herein.

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to make certain amendments to the Existing Credit Agreement, all subject to the terms and conditions set forth herein, as more specifically set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Limited Waiver. Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Section 5 of this Amendment, the Administrative Agent and each of the undersigned Lenders hereby waive compliance with the inventory receipts’ variance covenant set forth in Section 7.16(c)(iii) of the Credit Agreement with respect to the Cumulative Eight-Week Period ended on April 6, 2024. The waiver set forth in this Section 1 is a one-time waiver and shall not affect, alter or impair the Administrative Agent’s and/or any Lender’s rights and remedies under the Loan Documents or this Amendment. The waiver set forth in this Section 1 is limited to the extent set forth herein and no other terms, covenants or provisions of the Loan Documents are intended to be affected hereby.

2. Approved Budget. On and after the Twelfth Amendment Effective Date, each reference in the Amended Credit Agreement to the “Approved Budget” shall initially mean and be a reference to the cash flow forecast attached hereto as Annex I and thereafter shall mean, as of any date of determination, the most recently delivered Approved Budget Update.

3. Amendments to Existing Credit Agreement. Subject to the terms and conditions hereof, including satisfaction of the conditions set forth in Section 5 of this Amendment, the Existing Credit Agreement is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move from its location the stricken text in green (indicated textually in the same manner as the following example: ~~moved from text~~) and to move into its new location the double-underlined text in green (indicated textually in the same manner as the following example: moved to text), as set forth in the changed pages to the Amended Credit Agreement attached hereto as Annex II.

4. Post-Closing Covenants. The Loan Parties shall deliver (or shall cause to be delivered) the following documents or shall complete (or shall cause to be completed) the following tasks, as applicable, in each case no later than the dates specified below:

(a) The Loan Parties shall continue to take all preparatory steps as may be reasonably requested by the Administrative Agent to effect the implementation of the final Contingency Transition Plan, including taking all actions (by the timeframes specified therefor) as may be agreed to separately by the Lead Borrower and the Administrative Agent as of the date hereof, in each case to the reasonable satisfaction of the Administrative Agent.

(b) Within two (2) Business Days of the Twelfth Amendment Effective Date (or such later date as agreed to in writing by the Administrative Agent in its reasonable discretion), the Loan Parties shall have filed a Form S-1 Registration Statement, which shall be in form and substance acceptable to the Administrative Agent in its sole discretion (the “Form S-1”) with each applicable Governmental Authority (including the SEC) necessary for consummation of the transactions contemplated therein.

(c) The Loan Parties shall promptly (and in any event no later than one (1) Business Day) provide the Administrative Agent with copies of all notices and other communications between the Loan Parties and/or its advisors, on the one hand, and the SEC and/or any other Governmental Authority, on the other hand, related to the Form S-1 or any of the transactions contemplated therein.

(d) On or before May 3, 2024 (or such later date as agreed to in writing by the Administrative Agent in its sole discretion), the Loan Parties shall provide the Administrative Agent with duly executed copies of shareholder support letters in support of the transactions contemplated by the Form S-1 from persons owning not less than twenty percent (20%) of the outstanding and issued voting Equity Interests of the Lead Borrower.

(e) On or before May 24, 2024 (or such later date as agreed to in writing by the Administrative Agent in its sole discretion), the Loan Parties shall have received all approvals from the SEC (including, for avoidance of doubt, SEC approval of the Form S-1, which shall have been rendered effective on or before such date) (the “SEC Approval Date”) and each other applicable Governmental Authority necessary to consummate the transactions contemplated by the Specified Refinancing Documents (as defined below) by no later than the Targeted Closing Date (as defined below) in accordance with the terms thereof (with such modifications as may be acceptable to the Administrative Agent and the Lenders in their sole discretion) (such transactions, collectively, the “Specified Refinancing Transaction”).

(f) On or before the date that is twenty-five (25) days after the SEC Approval Date (or, if such date is not a Business Day, the next succeeding Business Day) (the “Targeted Closing Date”), the Loan Parties shall have consummated the Specified Refinancing Transaction.

Notwithstanding anything to the contrary contained in the Amended Credit Agreement, the Loan Parties acknowledge and agree that (i) the failure to comply with this Section 4 within the times provided herein, (ii) the termination (or written assertion of the termination) of the Securities Purchase and Debt Conversion Agreement (as defined below) for any reason whatsoever prior to the consummation of the Specified Refinancing Transaction and/or (iii) the Requisite Stockholder Approval authorizing all Transaction Proposals (other than the Reverse Split Proposal unless the Investor fails to acknowledge in writing to the Company that it is willing to consummate all such other Transaction Proposals (other than the Reverse Split Proposal) within three (3) Business Days after such shareholder vote) contemplated under (and as all such terms are defined in) the Securities Purchase and Debt Conversion Agreement is not obtained at any Special Meeting (as defined in the Securities Purchase and Debt Conversion Agreement), shall, in each of the cases of clause (i), (ii) and (iii) above, constitute an immediate Event of Default under Section 8.01(b) of the Amended Credit Agreement.

In consideration of the Loan Parties’ agreement to comply with each of the covenants set forth in this Section 4, the Administrative Agent and the Lenders agree that the covenants set forth in Section 4 of the Eleventh Amendment are hereby waived. This waiver shall be effective only in this specific instance and for the specific purposes for which it is given and shall not entitle the Loan Parties to any other or further or any similar waiver in any other circumstances.

5. Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent are satisfied or waived by the Administrative Agent and the Super-Majority Lenders (the date of such satisfaction or waiver, the “Twelfth Amendment Effective Date”):

(a) the Administrative Agent shall have received (i) this Amendment, duly executed and delivered by the Loan Parties, the Administrative Agent and the Super-Majority Lenders and (ii) the new Approved Budget referenced in Section 2 above, in form and substance acceptable to the Administrative Agent in its sole discretion;

(b) the Administrative Agent shall have received that certain Twelfth Amendment Fee Letter, dated as of the date hereof, duly executed by the Lead Borrower and the Administrative Agent (the “Fee Letter”);

(c) the Administrative Agent shall have received that certain Standby, Securities Purchase and Debt Conversion Agreement, dated as of the date hereof, by and among the Lead Borrower, as the company, and Toro 18 Holdings LLC, Vital Fundco, LLC and TopLids LendCo, LLC, as the purchasers, in form and substance satisfactory to the Administrative Agent in its sole discretion, which shall, among other things, (x) provide for a purchase of common stock of the Lead Borrower, including backstop equity commitments to purchase additional common stock of the Lead Borrower and (y) provide for a conversion of all outstanding Subordinated Term Loan Obligations into common stock of the Lead Borrower and termination of the Subordinated Term Loan Agreement and all documents related thereto (including all Liens granted thereunder) (the “Securities Purchase and Debt Conversion Agreement”);

(d) the Administrative Agent shall have received (i) that certain commitment letter, dated as of the date hereof, in form and substance satisfactory to the Administrative Agent in its sole discretion, duly executed by the Borrowers, the Administrative Agent and the Commitment Parties (as defined therein) which shall, among other things, provide for senior secured asset-based loan facilities in an aggregate principal amount of $325 million (such commitment letter, including all exhibits and schedules thereto, the “ABL Debt Commitment Letter” together with the Form S-1 and the Securities Purchase and Debt Conversion Agreement, collectively, the “Specified Refinancing Documents”) and (ii) the Fee Letter referred to therein, duly executed by the Borrowers, the Administrative Agent and the Commitment Parties party thereto.

(e) the Administrative Agent shall have received a detailed timeline and list of steps necessary to consummate the Specified Refinancing Transaction on or prior to the Targeted Closing Date, which shall include, among other things, a timeline and list of steps necessary to obtain all regulatory approvals, shareholder approval(s) and other approvals necessary to consummate the Specified Refinancing Transaction on or prior to the Targeted Closing Date, and which shall otherwise be in form and substance satisfactory to the Administrative Agent in its sole discretion;

(f) the Lead Borrower shall have paid all invoiced and accrued fees and reasonable and documented expenses of the Administrative Agent in respect of this Amendment (including but not limited to (i) the reasonable and documented fees and expenses of counsel to the Administrative Agent in respect of this Amendment, (ii) the reasonable and documented fees and expenses of the Administrative Agent Consultant and (iii) the fees which are due and payable on the date hereof pursuant to the terms of the Fee Letter);

(g) no order, injunction or judgment has been entered into prohibiting the closing of the Amendment or any of the transactions contemplated to occur pursuant hereto;

(h) no Default or Event of Default shall have occurred or be continuing; and

(i) all representations and warranties contained in this Amendment (including those made in Section 5 hereof) are true and correct on and as of the Twelfth Amendment Effective Date.

For purposes of determining compliance with the conditions specified in this Section 5, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Twelfth Amendment Effective Date specifying its objection thereto.

6. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower and each other Loan Party hereby represents to the Administrative Agent and the Lenders as of the date hereof as follows:

(a) Such Loan Party is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations under the Amended Credit Agreement and the other Loan Documents to which it is a party.

(b) The execution and delivery of this Amendment by such Loan Party does not and will not (i) contravene the terms of the Organization Documents of such Loan Party; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any Contractual Obligation to which such Loan Party is a party (other than Liens created under the Loan Documents in favor of the Administrative Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement) or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any applicable Law.

(c) This Amendment is a legal, valid, and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(d) As of the Twelfth Amendment Effective Date and after giving effect to this Amendment, the representations and warranties of the Lead Borrower and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (i) which are qualified by materiality shall be true and correct, and (ii) which are not qualified by materiality shall be true and correct in all material respects, in each case, on and as of the Twelfth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent consolidated statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement.

(e) As of the Twelfth Amendment Effective Date and after giving effect to this Amendment, each Loan Party has complied with and is in compliance with all of the covenants set forth in the Amended Credit Agreement, including those set forth in Article VI and Article VII of the Amended Credit Agreement.

(f) As of the Twelfth Amendment Effective Date, both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result herefrom.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9. Ratification and Reaffirmation.

(a) Each Loan Party hereby consents to the amendments and modifications to the Existing Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation.

(b) Each Loan Party hereby agrees and confirms that the Secured Obligations continue to be secured and guaranteed under and in accordance with the existing Loan Documents to which such Loan Party is a party, together with all other instruments and documents executed and delivered by such Loan Party as security for the Secured Obligations, and each such Loan Party hereby grants and re-grants to the Administrative Agent, for the ratable benefit of the Credit Parties, a security interest in all of such Loan Party’s right, title and interest in and to the Collateral (as defined in the Security Agreement), whether now owned or hereafter acquired by such Loan Party, wherever located, and whether now or hereafter existing or arising, as security for the payment or performance, as the case may be, in full of the Secured Obligations.

(c) Each Guarantor agrees that the Facility Guaranty (as defined in the Existing Credit Agreement) remains in full force and effect, and each Guarantor reaffirms the continued validity of, and ratifies, such Facility Guaranty, and agrees and confirms that its guarantee of the “Guaranteed Obligations” (as defined in the Existing Credit Agreement, and as amended by this Amendment) remains in full force and effect.

(d) To the extent such Loan Party is named as a debtor in any UCC financing statement in favor of the Administrative Agent (collectively, the “Existing UCC Financing Statements”), such Loan Party hereby ratifies its prior authorization for the Administrative Agent to have filed such Existing UCC Financing Statement naming such Loan Party as debtor.

10. Acknowledgement.

(a) The Loan Parties hereby reaffirm, acknowledge and agree that the Administrative Agent is entitled to engage and retain (directly or indirectly) one or more consultants or advisors from time to time in connection with the performance of its duties and obligations under the Loan Documents (including, at any time on or following the Twelfth Amendment Effective Date), and the Loan Parties shall and shall cause its Subsidiaries to cooperate with such advisors and consultants in performing the scope of their respectful engagements.

(b) Without limiting the Administrative Agent’s rights to implement other Reserves in accordance with the Credit Agreement, the Loan Parties specifically acknowledge and agree that the Administrative Agent may from time to time, in its Permitted Discretion, implement Availability Reserves to reflect claims and liabilities (including costs and expenses) that may need to be satisfied in connection with the realization upon the Collateral (including all such claims and liabilities (including costs and expenses) that may be incurred in connection with any insolvency or restructuring proceeding).

11. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Twelfth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

(b) The Existing Credit Agreement and each of the other Loan Documents, as specifically amended and modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any right, power or remedy of any Lender, any L/C Issuer, any Swing Line Lender, the Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents.

(d) The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document.

12. Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

13. Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

14. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as to each party hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., via electronic mail in .pdf form) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

15. Further Assurances. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

16. Release. In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (each Loan Party and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, consultants, advisors, employees, agents and other representatives (the Administrative Agent and each other Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Existing Credit Agreement, Amended Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ L. Daniel Menendez
Name: L. Daniel Menendez
Title: Vice President

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as a Revolving Lender and as the Swing Line Lender

By:	/s/ L. Daniel Menendez
Name: L. Daniel Menendez
Title: Vice President

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Revolving Lender

By:	/s/ Dillon Klahn
Name: Dillon Klahn
Title: Authorized Officer

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Michele Riccobono
Name: Michele Riccobono
Title: Authorized Officer

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

TRUIST BANK, as a Revolving Lender

By:	/s/ Kathryn Rachor
Name: Kathryn Rachor
Title: Vice President

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

CITIZENS BANK, N.A., as a Revolving Lender

By:	/s/ Monirah J. Masud
Name: Monirah J. Masud
Title: Senior Vice President

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

REGIONS BANK, as a Revolving Lender

By:	/s/ Bruce Kasper
Name: Bruce Kasper
Title: Managing Director

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION, as successor to CAPITAL ONE BUSINESS CREDIT CORP., as a Revolving Lender

By:	/s/ Robert Johnson
Name: Robert Johnson
Title: Duly Authorized Signatory

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Jay Danforth
Name: Jay Danforth
Title: SVP

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as a Revolving Lender

By:	/s/ Bryan R. DeBroka
Name: Bryan R. DeBroka
Title: Vice President

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

LEAD BORROWER:

BARNES & NOBLE EDUCATION, INC., a Delaware corporation

By:	/s/ Michael P. Huseby
Name: Michael P. Huseby
Title: Chief Executive Officer

Barnes & Noble Education, Inc.

Twelfth Amendment to Credit Agreement

Signature Page

BORROWERS:

B&N EDUCATION, LLC, a Delaware limited liability company
BARNES & NOBLE COLLEGE BOOKSELLERS, LLC, a Delaware limited liability company
BNED DIGITAL HOLDINGS, LLC, a Delaware limited liability company
BNED LOUDCLOUD, LLC, a Delaware limited liability company
BNED MBS HOLDINGS, LLC, a Delaware limited liability company (f/k/a Morocco Holdings, LLC)
MBS AUTOMATION LLC, a Delaware limited liability company
MBS DIRECT, LLC, a Delaware limited liability company
MBS INTERNET, LLC, a Delaware limited liability company
MBS SERVICE COMPANY LLC, a Delaware limited liability company
MBS TEXTBOOK EXCHANGE, LLC, a Delaware limited liability company
TEXTBOOKCENTER LLC, a Delaware limited liability company
TXTB.COM, LLC, a Delaware limited liability company

By:	/s/ Michael P. Huseby
Name: Michael P. Huseby
Title: Chief Executive Officer

ANNEX I

Approved Budget

[On file with the Administrative Agent]

ANNEX II

Amended Credit Agreement

[See Attached]

CREDIT AGREEMENT

Dated as of August 3, 2015

as amended by the First Amendment as of February 27, 2017 and as further amended by the Second Amendment as of March 1, 2019 and as further amended by the Third Amendment as of March 31, 2021 and as further amended by the Fourth Amendment as of March 7, 2022 and as further amended by the Fifth Amendment as of June 7, 2022 and as further amended by the Sixth Amendment as of March 8, 2023 and as further amended by the Seventh Amendment as of May 24, 2023 and as further amended by the Eighth Amendment as of July 28, 2023 and as further amended by the Ninth Amendment as of October 10, 2023 and as further amended by the Tenth Amendment as of December 12, 2023 and as further amended by the Eleventh Amendment as of March 12, 2024 and as further amended by the Twelfth Amendment as of April 16, 2024 among

BARNES & NOBLE EDUCATION, INC.,

as the Lead Borrower,

The Other Borrowers From Time to Time Party Hereto,

The Guarantors From Time to Time Party Hereto,

BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent and

Swing Line Lender,

The Other Lenders From Time to Time Party Hereto,

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION and

TRUIST BANK

as Co-Syndication Agents,

CITIZENS BANK, N.A. and

REGIONS BANK,

as Co-Documentation Agents,

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

WELLS FARGO BANK, NATIONAL ASSOCIATION, and

TRUIST SECURITIES, INC.

as Joint Lead Arrangers and Joint Book Runners

Section		Page
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~68~~65
1.03	Accounting Terms	~~69~~66
1.04	Rounding	~~70~~66
1.05	Times of Day; Interest Rates	~~70~~67
1.06	Letter of Credit Amounts	~~71~~67
1.07	Ratio Adjustments for Acquisitions and Dispositions	~~71~~67
1.08	[Intentionally Omitted~~.~~]	~~71~~68
1.09	Notices Generally	~~72~~68
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		~~72~~68
2.01	Revolving Loans; Reserves	~~72~~68
2.02	Borrowings, Conversions and Continuations of Committed Loans	~~73~~69
2.03	Letters of Credit	~~76~~72
2.04	Swing Line Loans	~~86~~82
2.05	Prepayments	~~89~~85
2.06	Termination or Reduction of Commitments	~~92~~87
2.07	Repayment of Loans	~~93~~88
2.08	Interest	~~93~~89
2.09	Fees	~~94~~89
2.10	Computation of Interest and Fees	~~95~~90
2.11	Evidence of Debt	~~95~~90
2.12	Payments Generally; Administrative Agent’s Clawback	~~96~~91
2.13	Sharing of Payments by Lenders	~~98~~93
2.14	Settlement Among Lenders	~~99~~94
2.15	Increase in Revolving Credit Facility Commitments	~~100~~96
2.16	Cash Collateral	~~102~~98
2.17	Defaulting Lenders	~~104~~99
2.18	FILO Facility	10~~6~~2
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY; APPOINTMENT OF LEAD BORROWER		10~~8~~3
3.01	Taxes	10~~8~~3
3.02	Illegality	~~113~~108
3.03	Inability to Determine Rates	~~114~~109
3.04	Increased Costs	11~~6~~1
3.05	Compensation for Losses	11~~8~~3
3.06	Mitigation Obligations; Replacement of Lenders	11~~8~~3
3.07	Survival	11~~9~~4
3.08	Designation of Lead Borrower as Borrowers’ Agent	11~~9~~4
ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~120~~115
4.01	Conditions of Initial Credit Extension	~~120~~115
4.02	Conditions to all Credit Extensions	~~122~~117
ARTICLE V. REPRESENTATIONS AND WARRANTIES		~~124~~119
5.01	Existence, Qualification and Power	~~124~~119
5.02	Authorization; No Contravention	~~124~~119

(continued)

Section		Page
5.03	Governmental Authorization; Other Consents	~~125~~119
5.04	Binding Effect	12~~5~~0
5.05	Financial Statements; No Material Adverse Effect	12~~5~~0
5.06	Litigation	12~~6~~1
5.07	No Default	12~~6~~1
5.08	Ownership of Property; Liens	12~~6~~1
5.09	[Intentionally Omitted~~.~~]	12~~6~~1
5.10	Insurance	12~~6~~1
5.11	Taxes	12~~7~~1
5.12	ERISA Compliance	12~~7~~2
5.13	Subsidiaries; Equity Interests	12~~8~~2
5.14	Margin Regulations; Investment Company Act	12~~8~~3
5.15	Disclosure	12~~8~~3
5.16	Compliance with Laws	12~~9~~3
5.17	Intellectual Property; Licenses, Etc	12~~9~~4
5.18	Labor Matters	12~~9~~4
5.19	Security Documents	~~130~~124
5.20	Solvency	~~130~~125
5.21	Deposit and Securities Accounts; Credit Card Arrangements	~~130~~125
5.22	Brokers	~~131~~125
5.23	Customer and Trade Relations	~~131~~125
5.24	Storage Locations	~~131~~125
5.25	OFAC	~~131~~126
5.26	Anti-Corruption Laws	~~131~~126
5.27	Affected Financial Institutions	~~131~~126
5.28	Covered Entity	~~131~~126
5.29	CARES Act Tax Refund Claim	~~132~~126
ARTICLE VI. AFFIRMATIVE COVENANTS		~~132~~127
6.01	Financial Statements	~~132~~127
6.02	Certificates; Other Information	~~133~~128
6.03	Notices	13~~7~~1
6.04	Payment of Obligations	13~~8~~3
6.05	Preservation of Existence, Etc	13~~9~~3
6.06	Maintenance of Properties	13~~9~~3
6.07	Maintenance of Insurance	13~~9~~3
6.08	Compliance with Laws	~~140~~135
6.09	Books and Records; Accountants; Corporate Separateness	~~141~~135
6.10	Inspection Rights; Consultants	~~141~~136
6.11	Use of Proceeds	~~142~~137
6.12	Additional Loan Parties: Additional Collateral; Further Assurances	~~143~~137
6.13	Cash Management	~~144~~139
6.14	Information Regarding the Collateral	14~~7~~1

(ii)

(continued)

Section		Page
6.15	Physical Inventories	14~~7~~2
6.16	Licensed Merchandise Account	14~~8~~2
6.17	Compliance with ERISA	14~~8~~2
6.18	Anti-Corruption Laws; Sanctions	14~~8~~2
6.19	Specified Event; Specified Liquidity Transaction	14~~8~~2
6.20	CRO	~~150~~144
6.21	Independent Board Members and Alternative Transactions Committee	145
6.22	CARES Act Tax Refund Claim	~~152~~146
ARTICLE VII. NEGATIVE COVENANTS		~~152~~146
7.01	Liens	~~152~~146
7.02	Investments	~~155~~149
7.03	Indebtedness; Disqualified Stock	15~~7~~0
7.04	Fundamental Changes	15~~8~~2
7.05	Dispositions	15~~8~~2
7.06	Restricted Payments	~~160~~153
7.07	Payments of Indebtedness	~~160~~154
7.08	Change in Nature of Business	~~161~~154
7.09	Transactions with Affiliates	~~161~~154
7.10	Burdensome Agreements	~~161~~154
7.11	Use of Proceeds	~~161~~155
7.12	Amendment of Organizational Documents, Material Indebtedness or Certain Contracts	~~162~~155
7.13	Corporate Name; Fiscal Year	~~162~~155
7.14	Deposit Accounts; Credit Card Processors	~~162~~156
7.15	Financial Covenants	~~163~~156
7.16	Variance Covenant	~~164~~157
7.17	Sanctions	~~165~~158
7.18	Anti-Corruption Laws	~~166~~159
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		~~166~~159
8.01	Events of Default	~~166~~159
8.02	Remedies Upon Event of Default	16~~8~~1
8.03	Application of Proceeds	16~~9~~2
ARTICLE IX. ADMINISTRATIVE AGENT		~~171~~164
9.01	Appointment and Authority	~~171~~164
9.02	Rights as a Lender	~~172~~165
9.03	Exculpatory Provisions	~~173~~165
9.04	Reliance by Agents	~~174~~166
9.05	Delegation of Duties	~~174~~167
9.06	Resignation of Agents	~~174~~167
9.07	Non-Reliance on Administrative Agent and Other Lenders	~~176~~169
9.08	No Other Duties, Etc	~~177~~169
9.09	Administrative Agent May File Proofs of Claim	17~~7~~0

(iii)

(continued)

Section		Page
9.10	Collateral and Guaranty Matters	17~~8~~0
9.11	Notice of Transfer	17~~9~~1
9.12	Reports and Financial Statements	17~~9~~1
9.13	Agency for Perfection	~~180~~172
9.14	Indemnification of Agents	~~180~~172
9.15	Relation among Lenders	~~181~~173
9.16	Recovery of Erroneous Payments	~~181~~173
9.17	Certain ERISA Matters	~~181~~173
9.18	Appointment for Perfection	~~182~~175
ARTICLE X. MISCELLANEOUS		~~182~~175
10.01	Amendments, Etc	~~182~~175
10.02	Notices; Effectiveness; Electronic Communications	~~185~~177
10.03	No Waiver; Cumulative Remedies; Enforcement	~~187~~179
10.04	Expenses; Indemnity; Damage Waiver	18~~8~~0
10.05	Payments Set Aside	~~190~~182
10.06	Successors and Assigns	~~190~~182
10.07	Treatment of Certain Information; Confidentiality	~~196~~187
10.08	Right of Setoff	~~197~~188
10.09	Interest Rate Limitation	~~197~~189
10.10	Counterparts; Integration; Effectiveness; Electronic Signatures	~~198~~189
10.11	Survival	19~~9~~1
10.12	Severability	19~~9~~1
10.13	Replacement of Lenders	~~200~~191
10.14	Governing Law; Jurisdiction; Etc	~~201~~192
10.15	Waiver of Jury Trial	~~202~~193
10.16	No Advisory or Fiduciary Responsibility	~~202~~194
10.17	USA PATRIOT Act Notice	~~203~~194
10.18	Foreign Assets Control Regulations	~~203~~195
10.19	Time of the Essence	~~204~~195
10.20	Press Releases	~~204~~195
10.21	Additional Waivers; Keepwell	~~204~~195
10.22	No Strict Construction	~~206~~198
10.23	Attachments	~~206~~198
10.24	Copies and Facsimiles	~~207~~198
10.25	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~207~~198
ARTICLE XI. GUARANTY		~~207~~199
11.01	Guaranty	~~207~~199
11.02	Guaranty of Payment	~~208~~199
11.03	No Discharge or Diminishment of Facility Guaranty	~~208~~199
11.04	Defenses Waived	20~~9~~0
11.05	Rights of Subrogation	20~~9~~0
11.06	Reinstatement; Stay of Acceleration	20~~9~~1

(iv)

(continued)

Section		Page
11.07	Information	~~210~~201
11.08	[Intentionally Omitted~~.~~]	~~210~~201
11.09	Maximum Liability	~~210~~201
11.10	Contribution	~~210~~201
11.11	Liability Cumulative	~~211~~202
11.12	[Reserved]	~~211~~202
11.13	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~211~~202
11.14	Acknowledgement Regarding Any Supported QFCs	~~212~~203

(v)

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of August 3, 2015, among BARNES & NOBLE EDUCATION, INC., a Delaware corporation (the “Lead Borrower”), the Persons signatory hereto as borrowers and named on Schedule 1.01 hereto (collectively, together with the Lead Borrower and such other Persons as may be joined as a borrower from time to time in accordance herewith, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Swing Line Lender, JPMORGAN CHASE BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, and TRUIST BANK, as Co-Syndication Agents, and CITIZENS BANK, N.A. and REGIONS BANK, as Co-Documentation Agents.

The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and the LC Issuers have indicated their willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.~~ARTICLE I~~

DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accommodation Payment” as defined in Section 10.21(d).

“Account” means “accounts” as defined in the UCC, and also means, without limitation, a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit, debit or charge card or information contained on or for use with the card, including all “payment intangibles” (as defined in the UCC) consisting of amounts owing from credit card and debit card issuers and processors and all rights under contracts relating to the creation or collection of such payment intangibles.

“Accounts Receivable Advance Rate” means, with respect to the Borrowing Base, eighty-five percent (85.0%) (the “Initial Accounts Receivable Advance Rate”), provided that the Initial Accounts Receivable Advance Rate shall be immediately and automatically reduced by 1000 basis points on September 2, 2024.

~~“Accommodation Period” means each of (a) the period commencing on (i) December 8, 2023 and (ii) ending on the earlier to occur of (x) January 12, 2024 and (y) an Accommodation Period Termination Event (the “Initial Accommodation Period”), (b) the period commencing on (i) January 26, 2024 and (ii) ending on the earlier to occur of (x) February 9, 2024 and (y) an Accommodation Period Termination Event (the “Second Accommodation Period”), and (c) the period commencing on (i) April 1, 2024 and (ii) ending on the earlier to occur of (x) July 31, 2024 and (y) an Accommodation Period Termination Event (the “Final Accommodation Period”) (it being understood and agreed that if an Accommodation Period Termination Event shall have occurred on, prior to or during any Accommodation Period, such Accommodation Period and each subsequent Accommodation Period shall be deemed to never commence for purposes of this Agreement).~~

~~“Accommodation Limitation” means that (a) the inclusion of the Tax Refund Advance Amount in the determination of the Borrowing Base and (b) the aggregate amount of Covenant Reduction Amount, at any time during the Accommodation Period (when taken together) shall not result in Availability being greater than $5,000,000 above the minimum Availability required to be maintained pursuant to Section 7.15(a).~~

~~“Accommodation Period Termination Event” means the earlier to occur of (i) an Event of Default and (ii) the failure by the Loan Parties to comply with any of the covenants set forth on Schedule 1.06 hereto, upon the terms and at the times provided therein.~~

“ACH” means automated clearing house transfers.

“Acquired Companies” means MBS Textbook Exchange, LLC, a Delaware limited liability company, MBS Direct, LLC, a Delaware limited liability company, TXTB.COM LLC, a Delaware limited liability company, TextbookCenter LLC, a Delaware limited liability company, MBS Internet, LLC, a Delaware limited liability company, MBS Automation LLC, a Delaware limited liability company, and MBS Service Company LLC, a Delaware limited liability company.

“Acquisition” means, with respect to any Person (a) the purchase of a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person or of any business unit or line of business of another Person (other than acquisitions or openings of new stores in the ordinary course of business), (c) any Material Store Acquisition or (d) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person.

“Actual Cash Receipts” means the amount of all cash proceeds from ordinary course operations actually received by the Loan Parties (other than the MBS Entities) during the relevant period of determination, as determined in a manner consistent with the line items contained in the Approved Budget under the heading “Total Receipts” (or words of similar import), excluding proceeds of any Indebtedness.

“Actual Disbursement Amounts” means the amount of all disbursements actually paid by the Loan Parties (other than the MBS Entities) during the relevant period of determination, as determined in a manner consistent with the line items contained in the Approved Budget under the heading “Total Operating Disbursements” (or words of similar import).

“Actual Inventory Receipts” means the sum of all inventory receipts actually received by the Loan Parties during the relevant period of determination, as determined in a manner consistent with the Approved Budget (including the Borrowing Base detail thereunder).

“Actual Net Cash Flow” means the actual net cash flow of the Loan Parties during the relevant period of determination, as determined in a manner consistent with the line items contained in the Approved Budget under the heading “Net Cash Flow” (or words of similar import).

“Additional Commitment Lender” shall have the meaning provided in Section 2.15(c). “Adjustment Date” means, prior to the Third Amendment Effective Date, the first calendar day of each January, April, July and October of the Lead Borrower commencing with the first such day occurring after the Closing Date, and on after the Third Amendment Effective Date, the first calendar day occurring immediately after the last day of each Fiscal Quarter of the Lead Borrower.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Consultant” has the meaning specified in Section 6.10(e).

2

(c) the Net Orderly Liquidation Value of the Borrower’s Eligible Inventory, net of Inventory Reserves not already reflected in Net Orderly Liquidation Value, multiplied by the Appraisal Percentage, including the Net Orderly Liquidation Value of Eligible Rental Inventory; provided, that Availability generated by Eligible Rental Inventory as of any date of calculation of the Borrowing Base shall not exceed the greater of (i) the lesser of (A) $50,000,000 and (B) thirty percent (30.0%) of the Borrowing Base as of such time, and (ii) fifteen percent (15.0%) of the Borrowing Base at such time;

~~plus~~

~~(d) the Tax Refund Advance Amount;~~

minus

(d) without duplication of any Reserves applied in clauses (a) – (d) above, any FILO Reserve and all other then-existing Availability Reserves.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.02(b), and adjusted to give effect to any Reserves implemented or modified following such delivery and/or any reductions in advance rates following such delivery.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit F hereto (with such changes therein as may be reasonably required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Bridge Loan Period” means the period from June 7, 2022 until the date that all Secured Obligations are Fully Satisfied.

“Budgeted Cash Receipts” means the line items contained in the Approved Budget under the heading “Total Receipts” (or words of similar import) during the relevant period of determination as set forth in the Approved Budget (excluding amounts in respect of the MBS Entities).

“Budgeted Inventory Receipts” means the line items contained in the Approved Budget under the heading “Merchandise received at Store” (or words of similar import) in the Borrowing Base detail thereunder during the relevant period of determination as set forth in the Approved Budget.

“Budgeted Disbursement Amounts” means the line items contained in the Approved Budget under the heading “Total Operating Disbursements” (or words of similar import) during the relevant period of determination as set forth in the Approved Budget (excluding amounts in respect of the MBS Entities).

“Budgeted Net Cash Flow” means the line items contained in the Approved Budget under the heading “Net Cash Flow” (or words of similar import) during the relevant period of determination as set forth in the Approved Budget.

“Business” means any and all business engaged in by any Loan Party or any Subsidiary thereof on the date hereof and any other business reasonably related, incidental or complimentary thereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or in New York, New York.

or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Loan Party.

“Contingency Transition Plan” has the meaning specified in the Transaction Committee Resolutions.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowers and reported on the Borrowers’ stock ledger. “Cost” may include freight charges inbound either to the Borrowers’ distribution centers or by direct shipments to Stores in amounts consistent with reporting on the Borrowers’ stock ledgers but shall not include inventory capitalization costs or other non-purchase price charges (such as freight charges outbound from the Borrowers’ distributions centers) used in the Borrowers’ calculation of cost of goods sold.

“Co-Syndication Agent” means each of the co-syndication agents identified on the cover page of this Agreement.

“Covenant Reduction Amount” means an amount (not less than zero) equal to (a) ~~the result of (I) (i)~~ solely during the ~~Initial Accommodation Period, $12,500,000, (ii) solely during the Second Accommodation Period, $7,500,000 and (iii) solely during the Final Accommodation Period consisting of (x) April 1, 2024 through and including April 30, 2024, $7,500,000 and (y) May 1, 2024 through and including May 31, 2024, $2,500,000, in each case as to this clause (a) minus (II) the aggregate amount of refunds received by any Loan Party with respect to the CARES Act Tax Refund Claim~~period commencing on the Twelfth Amendment Effective Date and ending on the Targeted Closing Date (as defined in the Twelfth Amendment) to the extent the Specified Refinancing Transaction (as defined in the Twelfth Amendment) has not been consummated on or prior to the Targeted Closing Date, $10,000,000, and (b) at all other times, $0 ~~(it being understood and agreed that the amounts set forth in the foregoing clauses (i), (ii) and (iii) shall at all times be subject to the Accommodation Limitations).~~

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.14(a).

“Credit Card Notifications” has the meaning provided in Section 6.13(a)(ii).

“Credit Card Receivables” means each “Account” (as defined in the UCC) and “Payment Intangible” (as defined in the UCC) consisting of amounts owing from credit card and debit card issuers and processors, together with all income, payments and proceeds thereof, owed by a major credit card issuer (including, but not limited to, Visa, MasterCard, American Express, Discover and Pay Pal and such other issuers or credit card or bank account backed payment systems, as the case may be, approved by the Administrative Agent) to a Loan Party, and all

shall commence after the date that the Aggregate FILO Facility Commitments are reduced to zero.

“FILO Facility” means the credit facility described in Section 2.18 hereof.

“FILO Facility Commitment” means, as to each FILO Lender, its obligation to make FILO Loans to the Borrowers pursuant to Section 2.18, in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such FILO Lender’s name with respect to the FILO Facility on Schedule 2.01 or in any Assignment and Assumption pursuant to which such FILO Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“FILO Facility Payment Date” means July 31 of each FILO Draw Period.

“FILO Lender” means each Lender indicated on Schedule 2.01 as a FILO Lender of FILO Loans and any other Person that becomes a “FILO Lender” pursuant to an Assignment and Assumption Agreement.

“FILO Facility Required Lenders” means, as of any date of determination, FILO Lenders holding more than 50.0% of the Aggregate FILO Facility Commitments or, if the commitment of each FILO Lender to make FILO Loans have been terminated pursuant to Section 8.02, FILO Lenders holding in the aggregate more than 50.0% of the Total Outstandings under the FILO Facility; provided, that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender under the FILO Facility shall be excluded for purposes of making a determination of FILO Facility Required Lenders.

“FILO Loans” means each loan made by a FILO Lender to the Borrowers pursuant to Section 2.18.

“FILO Reserve” means, if as of any date that a FILO Loan is outstanding (a) an amount equal to (i) the outstanding principal amount of the FILO Loans as of such date plus (ii) the Borrowing Base (excluding the FILO Reserve amount as of such date) is greater than (b) 105% of the total of the following as of such date (i) 100% of Eligible Credit Card Receivables plus (ii) 100% of Eligible Account Receivables plus (iii) 100% of the Net Orderly Liquidation Value of the Borrower’s Eligible Inventory minus (iv) applicable Reserves (excluding any FILO Reserve), a reserve equal to the amount by which the amount in clause (a) exceeds the amount in clause (b).

“FILO Settlement Date” has the meaning specified in Section 2.14(a).

~~“Final Accommodation Period” has the meaning set forth in the definition of “Accommodation Period.”~~

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of February 27, 2017, among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“First Amendment Acquisition” means the acquisition by the Lead Borrower of all the Equity Interests in the Acquired Companies on or immediately after the First Amendment Effective Date in accordance with the First Amendment.

“First Amendment Effective Date” means the “Effective Date” as defined in the First Amendment.

“Fiscal Month” means any fiscal month of any Fiscal Year determined in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year determined in accordance with the fiscal accounting calendar of the Loan Parties.

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and corporate and purchasing card obligations in the ordinary course of business and, in each case, paid in accordance with the payment terms thereof and otherwise not past due for more than 90 days);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness of such Person;

(g) (i) all Disqualified Stock and (ii) subject to the penultimate sentence of the definition of Disqualified Stock, all other obligations of such Person to purchase, redeem, retire, defease or otherwise make any cash payment, in each case under this clause (ii), on or prior to the date that is one hundred twenty (120) days after the Maturity Date, in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Independent Board Members” has the meaning specified in Section 6.21(a). “Information” has the meaning specified in Section 10.07.

~~“Initial Accommodation Period” has the meaning set forth in the definition of “Accommodation Period.”~~

“Initial Accounts Receivable Advance Rate” has the meaning set forth in the definition of “Accounts Receivable Advance Rate”.

“Initial Appraisal Percentage” has the meaning set forth in the definition of “Appraisal Percentage”.

“Initial Credit Card Receivables Advance Rate” has the meaning set forth in the definition of “Credit Card Receivables Advance Rate”.

“Initial Cap Table” means (a) if the Closing Date occurs on or prior to July 31, 2015, the column titled “Pro Forma Capitalization (July 2015)” in the table titled “Pro Forma Capitalization” and under the heading “B&N Education” posted on SyndTrak for review by the Lenders on June 30, 2015 and (b) if the Closing Date occurs thereafter, the column titled “Pro Forma Capitalization (August 2015)” and under the heading “B&N Education” in such table.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or

Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent), and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“Revolving Commitment Fee” has the meaning specified in Section 2.09(a).

“Revolving Credit Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in LC Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name with respect to the Revolving Credit Facility on Schedule 2.01 or in any Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the collective reference to the Revolving Credit Commitments of the Revolving Lenders, including obligations to purchase participations in Swing Line Loans and LC Obligations.

“Revolving Lender” means each Lender indicated on Schedule 2.01 as a Revolving Lender of Revolving Loans and any other Person that becomes a “Revolving Lender” pursuant to an Assignment and Assumption.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Settlement Date” has the meaning provided in Section 2.14(a).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

~~“Second Accommodation Period” has the meaning set forth in the definition of “Accommodation Period.”~~

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Materials” any materials (together with all supplements or other modifications thereto) related to the CARES Act Tax Refund Claim prepared by any third party for any Loan Party or any of its Subsidiaries on or prior to the Eighth Amendment Effective Date.

~~“Tax Refund Advance Amount” means an amount equal to (a) solely during the Accommodation Period, the lesser of (i) $10,000,000 and (ii) 100% of the then applicable amount of the Eligible CARES Act Tax Refund Claim and (b) at all other times, $0 (it being understood and agreed that the amounts set forth in the foregoing clause (a) shall at all times be subject to the Accommodation Limitations).~~

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Teleconference Date” has the meaning specified in Section 6.19(d).

“Tenth Amendment” means that certain Tenth Amendment to Credit Agreement, dated as of December 12, 2023, among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Tenth Amendment Effective Date” means the “Tenth Amendment Effective Date” as defined in the Tenth Amendment.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VIII or (iii) the termination of the Commitments in accordance with Section 2.06 hereof.

“Third Amendment” means that certain Third Amendment and Waiver to Credit Agreement and First Amendment to Security Agreement, dated as of the Third Amendment Effective Date, among the Borrowers, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” has the meaning given such term in the Third Amendment.

“Total Outstandings” means (a) for purposes of the determining “Required Lenders” and “Super-Majority Required Lenders” or any other provision of the Loan Documents that expressly refers to the Total Outstandings under the Facilities, the aggregate Outstanding Amount of all Loans and LC Obligations, (b) with respect to the Revolving Credit Facility, the aggregate Outstanding Amount of all Revolving Loans and LC Obligations and (c) with respect to the FILO Facility, the aggregate Outstanding Amount of all FILO Loans.

“Trading With the Enemy Act” has the meaning set forth in Section 10.18.

“Transaction Committee Resolutions” has the meaning specified in Section 6.21(a).

“Twelfth Amendment” means that certain Twelfth Amendment to Credit Agreement, dated as of April 16, 2024, among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Twelfth Amendment Effective Date” means the “Twelfth Amendment Effective Date” as defined in the Twelfth Amendment.

“Twelve Month Period” means any period of twelve (12) consecutive Fiscal Months taken as one accounting period.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UFCA” has the meaning specified in Section 10.21(d).

“UFTA” has the meaning specified in Section 10.21(d).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as

Measurement Period Ending	Minimum Consolidated EBITDA
Fiscal Month ended September, 2023	$10,315,330
Fiscal Month ended October, 2023	$15,256,540
Fiscal Month ended November, 2023	$9,077,550
Fiscal Month ended December, 2023	$18,372,410
Fiscal Month ended January, 2024	$20,535,180
Fiscal Month ended February, 2024	$41,067,840
Fiscal Month ended March, 2024	$38,098,580
Fiscal Month ended April, 2024	$42,774,020
Fiscal Month ended May, 2024	$44,696,020
Fiscal Month ended June, 2024	$46,828,780
Fiscal Month ended July, 2024	$49,630,320
Fiscal Month ended August, 2024	$50,813,210
Fiscal Month ended September, 2024	$56,690,000
Fiscal Month ended October, 2024	$57,324,000
Fiscal Month ended November, 2024	$56,515,000
Fiscal Month ended December, 2024	$55,168,000

7.16 Variance Covenant.

(a) On each of July 29, 2023 and August 5, 2023, permit Actual Disbursement Amounts for each rolling Cumulative Four-Week Period then ended to exceed the Budgeted Disbursement Amounts for such Cumulative Four-Week Period reflected in the applicable Approved Budget(s) by an amount greater than ten percent (10.0%) of such Budgeted Disbursement Amounts for such period.

(b) [Reserved].

(c) Commencing as of the Cumulative Eight-Week Period ending on March 8, 2024 (it being understood that for any historical period not reflected in the Approved Budget delivered on the ~~Eleventh~~Twelfth Amendment Effective Date, the variance results with respect to Budgeted Disbursement Amounts, Budgeted Cash Receipts, Budgeted Inventory Receipts and Budgeted Net Cash Flow shall be determined by reference to the Actual Disbursement Amounts, Actual Cash Receipts, Actual Inventory Receipts and Actual Net Cash Flow as set forth in the Approved Budget Variance Report for such period) and with respect to each Cumulative Eight-Week Period occurring thereafter, permit (i) Actual Disbursement Amounts for any Cumulative Eight-Week Period to exceed the Budgeted Disbursement Amounts for such Cumulative Eight-Week Period, as reflected in the applicable Approved Budget, by an amount greater than ten percent (10.0%) (it being understood and agreed that for purposes of determining compliance with the foregoing, payments of amendment fees, consent fees or other similar fees payable pursuant to the Loan Documents shall be disregarded), (ii) Actual Cash Receipts for any Cumulative Eight-Week Period to be less than an amount equal to ninety percent (90.0%) of the Budgeted Cash Receipts for such Cumulative Eight-Week Period, as reflected in the applicable Approved Budget, (iii) Actual Inventory Receipts for any Cumulative Eight-Week Period to be less than an amount equal to ninety percent (90.0%) of the Budgeted Inventory Receipts for such Cumulative Eight-Week Period, as reflected in the applicable Approved Budget, and (iv) Actual Net Cash Flow for any Cumulative Eight-Week Period, (1) if projected to be a positive amount, to be less than an amount equal to ninety percent (90.0%) of the Budgeted Net Cash Flow for such Cumulative Eight-Week Period and (2) if projected to be a negative amount, to be greater than ten percent (10.0%) of the Budgeted Net Cash Flow for such Cumulative Eight-Week Period, each, as reflected in the applicable Approved Budget, in each case of the foregoing clauses (i), (ii) and (iii) solely with respect to BNCB.

Each Loan Party agrees to provide the Administrative Agent with such information and detail concerning weekly third-party vendor payable disbursements as may be reasonably requested by the Administrative Agent, including reasonable opportunity to communicate with and discuss with the Lead Borrower’s management and its advisors to understand necessary disbursements. Notwithstanding anything herein to the contrary, the Lenders agree that solely during the period commencing on the Twelfth Amendment Effective Date and ending on the Targeted Closing Date (as defined in the Twelfth Amendment), the Administrative Agent may (in its sole discretion) waive the requirement of the Loan Parties to comply with one or more of the variance testing requirements set forth in this Section 7.16 without the consent of any other Lender.

7.17 Sanctions. Directly or, to the knowledge of any Loan Party, indirectly use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Collateral Agent, LC Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.18 Anti-Corruption Laws. Directly or, to the knowledge of any Loan Party, indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

ARTICLE VIII.~~ARTICLE VIII~~

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the events referred to in the below clauses of this Section 8.01 shall constitute an Event of Default:

(a) Non-Payment. The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan (including any repayment of FILO Loans on the applicable FILO Facility Payment Date) or any LC Obligation (including by deposit of funds as Cash Collateral in respect of LC Obligations), or (ii) any interest on any Loan or on any LC Obligation, or any fee due hereunder, or (iii) within three (3) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, Section 6.02, Section 6.03, Section 6.05, Section 6.07, Section 6.10, Section 6.11, Section 6.12, Section 6.13, Section 6.19 (and except for any such failure under Section 6.19(a)(ii) and Section 6.19(a)(iii) (which shall constitute an immediate Event of Default) such failure under Section 6.19 continues for three (3) Business Days), Section 6.20, Section 6.21, Section 6.22 or ARTICLE VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or